Exhibit 99.1

FOR IMMEDIATE RELEASE

Alimera Sciences Announces Third Quarter 2019 Financial Results and Provides Corporate Update

Third Quarter and Recent Company Highlights:

•	Consolidated Net Revenue Up 16% Compared to Third Quarter 2018

•	International Net Revenue Up 62% Compared to Third Quarter 2018

•	Launch of ILUVIEN® for Non-Infectious Posterior Uveitis in U.K. and Germany

•	Approval of ILUVIEN for Non-Infectious Posterior Uveitis Indication in Portugal
ATLANTA (October 29, 2019) – Alimera Sciences, Inc. (NASDAQ: ALIM) (Alimera), a leader in the commercialization and development of prescription ophthalmology treatments for the management of retinal diseases, announces financial results for the quarter ended September 30, 2019. Alimera will host a conference call on Wednesday, October 30, 2019 at 9:00 AM ET to review these financial results and provide an update on corporate developments.

“We are pleased to report consolidated revenue of $12.9 million for the third quarter of 2019, a 16% gain over the third quarter of last year and significant growth over the recently reported second quarter of 2019,” said Rick Eiswirth, President and CEO of Alimera. “Our international business contributed greatly to our growth, delivering a 62% increase in revenue on a combined basis, and our U.S. sales team, which was fully staffed, delivered increases in end user demand month-to-month during the quarter.”
Third Quarter 2019 Financial Results

Net Revenue
Consolidated net revenue for the third quarter of 2019 grew 16% to $12.9 million, compared to $11.1 million for the third quarter of 2018. U.S. net revenue was $8.7 million during the third quarter of 2019, up 2% from $8.5 million during the same period in 2018, and up 19% over the second quarter of 2019. End user demand, which represents units purchased by physicians and pharmacies from Alimera’s U.S. distributors, decreased slightly for the third quarter of 2019, to 973 units compared to 978 units from the third quarter of 2018, but increased sequentially from 917 units in the second quarter of 2019 after the sales force was fully staffed.

The discrepancy between GAAP revenue and end user demand in the U.S. is due to the timing of distributor purchases from quarter to quarter. In the third quarter of 2018, Alimera’s distributors purchased approximately 5% more units than they sold to end users, increasing their stock on hand during that quarter. In the third quarter of 2019, Alimera’s distributors purchased approximately 9% more units than they sold to end users, increasing their stock on hand during the quarter.

International net revenue increased 62% to approximately $4.2 million during the third quarter of 2019, compared to approximately $2.6 million for the same period during 2018, driven by increased unit sales across all markets. We expect revenue in the international segment to fluctuate from quarter to quarter depending primarily on the timing and size of our international distributor ordering patterns.

Operating Expenses
Total operating expenses for the third quarter of 2019 increased by $600,000 or 5% to $13.0 million, compared to $12.4 million during the same period of 2018. The increase was primarily attributable to an approximately $900,000 increase in sales and marketing expenses, partially offset by a $300,000 decrease in general and administrative expenses. The increase in sales and marketing expenses was due to increases in personnel costs and marketing costs, including those related to our direct-to-patient campaign.

Net Loss and Non-GAAP Adjusted EBITDA
For the third quarter of 2019, Alimera reported a net loss of approximately $3.1 million, compared to a net loss of $3.5 million for the same period in 2018. “Adjusted EBITDA,” a non-GAAP financial measure defined below, was a loss of approximately $500,000 for the third quarter of 2019, compared to a similar Adjusted EBITDA loss for the third quarter of 2018.

Net (Loss) Income per Share
Basic and diluted net loss per share for the third quarter of 2019 was $0.04 on approximately 71.0 million weighted average shares outstanding. This compares to basic net income per share for the third quarter of 2018 of $0.40 on approximately 88.0 million weighted average shares outstanding, which includes approximately 17.9 million participating securities. Diluted net income per share for the third quarter of 2018 was $0.39 on approximately 88.5 million weighted average shares outstanding, which includes approximately 18.5 million dilutive and participating securities. Net income available to stockholders for the third quarter of 2018 was primarily attributable to the gain on the extinguishment of Alimera’s Series B Convertible Preferred Stock resulting from its exchange in September 2018 for new Series C Convertible Preferred Stock.

Cash and Cash Equivalents
As of September 30, 2019, Alimera had cash and cash equivalents of approximately $7.9 million, compared to $13.0 million in cash and cash equivalents as of December 31, 2018.

On October 25, 2019, Alimera announced a $20.0 million equity purchase agreement with Lincoln Park Capital Fund, LLC. Under that agreement, Lincoln Park has purchased $1.0 million of Alimera’s registered common stock. This agreement will provide a flexible and efficient option to invest in Alimera’s current business to pursue strategies to leverage its global sales infrastructure and build a leading company focused on the treatment of retinal diseases.

Definition of Non-GAAP Financial Measure
For purposes of this press release, “Adjusted EBITDA” is defined as earnings before interest, taxes, depreciation, amortization, stock-based compensation expenses, net unrealized gains and losses from foreign currency exchange transactions, losses on extinguishment of debt and severance expenses. Please refer to the sections of this press release entitled “Non-GAAP Financial Measure” and “Reconciliation of GAAP Net Loss to Non-GAAP Adjusted EBITDA.”

Conference Call to Be Held October 30, 2019
A live conference call will be hosted on October 30, 2019 at 9:00am eastern time by Rick Eiswirth, president and chief executive officer, and Phil Jones, chief financial officer, to discuss Alimera’s financial results. Please refer to the information below for conference call dial-in information and webcast registration.

Conference date: Wednesday, October 30, 2019, 9:00 AM ET
Conference dial-in: 866-777-2509
International dial-in: 412-317-5413
Conference Call Name: Alimera Sciences (Nasdaq: ALIM) Third Quarter 2019 Financial Results and Corporate Update Conference Call
Conference Call Pre-registration:
Participants can register for the conference by navigating to http://dpregister.com/10136395
Please note that registered participants will receive their dial in number upon registration and will dial directly into the call without delay.
Live Webcast URL: https://services.choruscall.com/links/alimera191030.html

A replay will be available on Alimera’s website, www.alimerasciences.com, under “Investor Relations” one hour following the live call.
Conference Call replay: US Toll Free: 1-877-344-7529
International Toll: 1-412-317-0088
Canada Toll Free: 855-669-9658
Replay Access Code: 10136395
End Date: November 13, 2019
About Alimera Sciences, Inc.
www.alimerasciences.com
Alimera, founded in June 2003, is a pharmaceutical company that specializes in the commercialization and development of prescription ophthalmic pharmaceuticals. Alimera is presently focused on diseases affecting the back of the eye, or retina, because these diseases are not well treated with current therapies and affect millions of people in our aging populations. For more information, please visit www.alimerasciences.com.
Non-GAAP Financial Measure
This press release contains a discussion of a non-GAAP financial measure, as defined in Regulation G promulgated under the Securities Exchange Act of 1934, as amended. Alimera reports its financial results in compliance with GAAP but believes that the non-GAAP measure of Adjusted EBITDA provides useful information to investors regarding Alimera’s operating performance. Alimera uses Adjusted EBITDA in the management of its business. Accordingly, Adjusted EBITDA for the three and nine months ended September 30, 2019 and 2018 has been presented in certain instances excluding items identified in the reconciliations provided in the table entitled “Reconciliation of GAAP Net Loss to non-GAAP Adjusted EBITDA.” GAAP net loss is the most directly comparable GAAP financial measure to Adjusted EBITDA.
Adjusted EBITDA, as presented, may not be comparable to similarly titled measures reported by other companies because not all companies may calculate Adjusted EBITDA in an identical manner. Therefore, Adjusted EBITDA is not necessarily an accurate measure of comparison between companies.
The presentation of Adjusted EBITDA is not intended to be considered in isolation or as a substitute for guidance prepared in accordance with GAAP. The principal limitation of this non-GAAP financial measure is that it excludes significant elements required by GAAP to be recorded in Alimera’s financial statements. In addition, Adjusted EBITDA is subject to inherent limitations as it reflects the exercise of judgments by management in determining this non-GAAP financial measure.
Forward Looking Statements
This press release contains “forward-looking statements,” within the meaning of the Private Securities Litigation Reform Act of 1995, regarding, among other things, Alimera’s expectation regarding its use of the Lincoln Park purchase agreement to obtain capital and Alimera’s expectation that revenue in its international segment will fluctuate from quarter to quarter depending primarily on the timing and size of its international distributor ordering patterns. Such forward-looking statements are based on current expectations and involve inherent risks and uncertainties, including factors that could delay, divert or change them, and could cause actual results to differ materially from those projected in the forward-looking statements. Meaningful factors that could cause actual results to differ include, but are not limited to, (a) Alimera’s ability to satisfy the conditions in the purchase agreement to direct Lincoln Park to make purchases of common stock, (b) the possible negative effects on the market liquidity of Alimera’s common stock of the reverse stock split that Alimera expects to implement if its stockholders approve it at the upcoming special stockholders meeting on November 4, 2019, (c) changes in Alimera’s international sales due to a reduction in end user demand, unanticipated competition, regulatory issues, including delays in obtaining reimbursement approval in various countries in the EU for the treatment of non-infectious posterior uveitis, or other unexpected circumstances, and (d) other factors discussed in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of Alimera’s Annual Report on Form 10-K for the year ended December 31, 2018, and Alimera’s Quarterly Reports on Form 10-Q for the first and second quarters of 2019, which are on file with the Securities and Exchange Commission (SEC) and available on the SEC’s website at http://www.sec.gov. Additional factors will also be described in those sections of Alimera’s Quarterly Report on Form 10-Q for the third quarter of 2019, to be filed with the SEC soon.
The forward-looking statements in this press release speak only as of the date of this press release (unless another date is indicated). Alimera undertakes no obligation, and specifically declines any obligation, to publicly update or revise any such forward-looking statements, whether as a result of new information, future events or otherwise.

For investor inquiries:	For media inquiries:
Scott Gordon	Jules Abraham
for Alimera Sciences	for Alimera Sciences
scottg@coreir.com	julesa@coreir.com

# # #

ALIMERA SCIENCES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	September 30, 2019	December 31, 2018
	(unaudited)
CURRENT ASSETS:
Cash and cash equivalents	$7,903	$13,043
Restricted cash	31	32
Accounts receivable, net	16,377	17,259
Prepaid expenses and other current assets	2,155	2,109
Inventory	1,642	2,405
Total current assets	28,108	34,848
NON-CURRENT ASSETS:
Property and equipment, net	1,060	1,355
Right of use assets, net	1,162	—
Intangible asset, net	15,272	16,723
Deferred tax asset	1,127	1,182
TOTAL ASSETS	$46,729	$54,108
CURRENT LIABILITIES:
Accounts payable	$6,728	$6,355
Accrued expenses	3,916	3,643
Note payable	3,333	—
Finance lease obligations	258	236
Total current liabilities	14,235	10,234
NON-CURRENT LIABILITIES:
Note payable	35,166	37,873
Finance lease obligations — less current portion	132	305
Other non-current liabilities	3,672	2,974
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS’ (DEFICIT) EQUITY:
Preferred stock:
Series A Convertible Preferred Stock	19,227	19,227
Series C Convertible Preferred Stock	11,117	11,117
Common stock	710	701
Additional paid-in capital	348,035	346,108
Common stock warrants	3,707	3,707
Accumulated deficit	(388,068)	(377,127)
Accumulated other comprehensive loss	(1,204)	(1,011)
TOTAL STOCKHOLDERS’ (DEFICIT) EQUITY	(6,476)	2,722
TOTAL LIABILITIES AND STOCKHOLDERS’ (DEFICIT) EQUITY	$46,729	$54,108

ALIMERA SCIENCES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2019 AND 2018
(in thousands, except share and per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
	(Unaudited)
NET REVENUE	$12,850	$11,137	$36,595	$31,484
COST OF GOODS SOLD, EXCLUDING DEPRECIATION AND AMORTIZATION	(1,579)	(965)	(4,353)	(2,982)
GROSS PROFIT	11,271	10,172	32,242	28,502

RESEARCH, DEVELOPMENT AND MEDICAL AFFAIRS EXPENSES	2,761	2,799	8,322	8,398
GENERAL AND ADMINISTRATIVE EXPENSES	3,121	3,446	10,189	10,530
SALES AND MARKETING EXPENSES	6,437	5,480	18,458	17,375
DEPRECIATION AND AMORTIZATION	668	642	1,974	1,941
OPERATING EXPENSES	12,987	12,367	38,943	38,244
NET LOSS FROM OPERATIONS	(1,716)	(2,195)	(6,701)	(9,742)

INTEREST EXPENSE AND OTHER	(1,232)	(1,211)	(3,696)	(3,540)
UNREALIZED FOREIGN CURRENCY (LOSS) GAIN, NET	(115)	(16)	(135)	18
LOSS ON EARLY EXTINGUISHMENT OF DEBT	—	—	—	(1,766)
NET LOSS BEFORE TAXES	(3,063)	(3,422)	(10,532)	(15,030)
PROVISION FOR TAXES	(77)	(28)	(409)	(104)
NET LOSS	(3,140)	(3,450)	(10,941)	(15,134)
GAIN ON EXTINGUISHMENT OF PREFERRED STOCK	—	38,330	—	38,330
NET (LOSS) INCOME AVAILABLE TO STOCKHOLDERS	$(3,140)	$34,880	$(10,941)	$23,196
NET (LOSS) INCOME PER SHARE — Basic	$(0.04)	$0.40	$(0.15)	$0.26
WEIGHTED AVERAGE COMMON SHARES OUTSTANDING — Basic	71,002,307	70,038,411	70,912,124	69,981,744
WEIGHTED AVERAGE PARTICIPATING SHARES – Basic	—	17,934,164	—	17,604,533
TOTAL WEIGHTED AVERAGE SHARES OUTSTANDING — Basic	71,002,307	87,972,575	70,912,124	87,586,277
NET (LOSS) INCOME PER SHARE — Diluted	$(0.04)	$0.39	$(0.15)	$0.26
WEIGHTED AVERAGE COMMON SHARES OUTSTANDING — Diluted	71,002,307	70,038,411	70,912,124	69,981,744
WEIGHTED AVERAGE PARTICIPATING AND DILUTIVE SHARES – Diluted	—	18,445,093	—	18,126,536
TOTAL WEIGHTED AVERAGE SHARES OUTSTANDING — Diluted	71,002,307	88,483,504	70,912,124	88,108,280

ALIMERA SCIENCES, INC.
CONSOLIDATING STATEMENTS OF OPERATIONS
FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2019 AND 2018
(in thousands)

	Three Months Ended September 30, 2019				Three Months Ended September 30, 2018
	U.S.	International	Other	Consolidated	U.S.	International	Other	Consolidated
	(unaudited)
NET REVENUE	$8,692	$4,158	$—	$12,850	$8,492	$2,645	$—	$11,137
COST OF GOODS SOLD, EXCLUDING DEPRECIATION AND AMORTIZATION	(1,001)	(578)	—	(1,579)	(715)	(250)	—	(965)
GROSS PROFIT	7,691	3,580	—	11,271	7,777	2,395	—	10,172

RESEARCH, DEVELOPMENT AND MEDICAL AFFAIRS EXPENSES	1,573	1,100	88	2,761	1,684	904	211	2,799
GENERAL AND ADMINISTRATIVE EXPENSES	2,032	768	321	3,121	2,050	786	610	3,446
SALES AND MARKETING EXPENSES	4,502	1,840	95	6,437	3,913	1,356	211	5,480
DEPRECIATION AND AMORTIZATION	—	—	668	668	—	—	642	642
OPERATING EXPENSES	8,107	3,708	1,172	12,987	7,647	3,046	1,674	12,367
SEGMENT (LOSS) INCOME FROM OPERATIONS	(416)	(128)	(1,172)	(1,716)	130	(651)	(1,674)	(2,195)
OTHER INCOME AND EXPENSES, NET	—	—	(1,347)	(1,347)	—	—	(1,227)	(1,227)
NET LOSS BEFORE TAXES				$(3,063)				$(3,422)

	Nine Months Ended September 30, 2019				Nine Months Ended September 30, 2018
	U.S.	International	Other	Consolidated	U.S.	International	Other	Consolidated
	(unaudited)
NET REVENUE	$22,778	$13,817	$—	$36,595	$23,096	$8,388	$—	$31,484
COST OF GOODS SOLD, EXCLUDING DEPRECIATION AND AMORTIZATION	(2,494)	(1,859)	—	(4,353)	(2,084)	(898)	—	(2,982)
GROSS PROFIT	20,284	11,958	—	32,242	21,012	7,490	—	28,502

RESEARCH, DEVELOPMENT AND MEDICAL AFFAIRS EXPENSES	4,629	3,361	332	8,322	4,926	2,808	664	8,398
GENERAL AND ADMINISTRATIVE EXPENSES	6,116	2,876	1,197	10,189	6,209	2,416	1,905	10,530
SALES AND MARKETING EXPENSES	12,760	5,324	374	18,458	12,427	4,127	821	17,375
DEPRECIATION AND AMORTIZATION	—	—	1,974	1,974	—	—	1,941	1,941
OPERATING EXPENSES	23,505	11,561	3,877	38,943	23,562	9,351	5,331	38,244
SEGMENT (LOSS) INCOME FROM OPERATIONS	(3,221)	397	(3,877)	(6,701)	(2,550)	(1,861)	(5,331)	(9,742)
OTHER INCOME AND EXPENSES, NET	—	—	(3,831)	(3,831)	—	—	(5,288)	(5,288)
NET LOSS BEFORE TAXES				$(10,532)				$(15,030)

RECONCILIATION OF GAAP MEASURES TO NON-GAAP ADJUSTED MEASURES
GAAP NET LOSS TO NON-GAAP ADJUSTED EBITDA
(in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
	(Unaudited)
GAAP NET LOSS	$(3,140)	$(3,450)	$(10,941)	$(15,134)
Adjustments to net loss:
Interest expense and other	1,232	1,211	3,696	3,540
Provision for taxes	77	28	409	104
Depreciation and amortization	668	642	1,974	1,941
Stock-based compensation expenses	504	1,032	1,903	3,390
Unrealized foreign currency exchange losses (gains)	115	16	135	(18)
Loss on early extinguishment of debt	—	—	—	1,766
Severance expenses	23	—	198	—
NON-GAAP ADJUSTED EBITDA	$(521)	$(521)	$(2,626)	$(4,411)